Exhibit 99.1

NEWS RELEASE
September 29, 2025

HELMERICH & PAYNE, INC. ANNOUNCES PROMOTION OF TREY ADAMS TO PRESIDENT
AND MIKE LENNOX AND JOHN BELL TO EXECUTIVE VICE PRESIDENTS

TULSA, Okla. – September 29, 2025 – Helmerich & Payne, Inc. (NYSE: HP) today announced an enhanced leadership structure with three important promotions.

Effective Oct. 1, 2025, Raymond John (“Trey”) Adams III has been promoted to President, leading all the company’s revenue-generating business units.

Senior executives reporting to Adams will be:

•Mike Lennox, who has been promoted to Executive Vice President (EVP) of Western Hemisphere Land operations
•John Bell, who has been promoted to EVP of Eastern Hemisphere Land operations
•Ole Maier, Senior Vice President (SVP) for Worldwide Offshore operations
•Rebecca Clarke, SVP and President of BENTEC

“I am proud of what our leadership team has accomplished in this challenging market,” said John Lindsay, Chief Executive Officer. “Trey’s promotion to President, along with the promotions of Mike Lennox and John Bell to Executive Vice Presidents, reflect the strength and readiness of our people to lead the company forward. This is the team, after all, that has positioned H&P as the world’s leading land driller. Now they are ready to take H&P to even higher levels of performance and growth.”

“Now is the right time to make these promotions,” explained Hans Helmerich, Chairman of the Board. “The initial integration of the KCAD acquisition is nearing completion and the company’s expanded global footprint across four continents creates important opportunities for growth. Trey and the leadership team have been shaping multiple growth initiatives and will be responsible for carrying them forward over the years.”

Adams will become only the 5th President in the Company’s 105-year history. After joining in 2008, he has worked across nearly every part of the business, leading efforts to blend drilling know-how with technology solutions that deliver win-win results. As President of a global company, Adams will divide his time between North America, the U.K. and the Middle East, with an early focus on embedding H&P’s capabilities into Middle East markets.

Lennox, now EVP of Western Hemisphere land operations, joined H&P in 2008 and brings unmatched operational expertise and proven leadership. He has guided H&P’s largest business segment while setting high standards for safety, performance, and culture. He has also built strong, long-standing customer relationships and advanced strategic initiatives that strengthened H&P’s competitive position. Most recently, he has overseen the integration of H&P and KCAD operations in South America while ensuring ongoing strength and consistency across North America Solutions.

Bell, now EVP of Eastern Hemisphere land operations, joined H&P in 1998 and brings a proven track record of global growth and innovation. He pioneered H&P’s FlexRig® operations in the Middle East, played a central role in the KCAD acquisition, and led successful entries into Saudi Arabia and Australia by creating new partnership models tailored to customer needs. Recognized for both his commercial creativity and operational expertise, Bell is well-positioned to accelerate H&P’s international expansion and deliver long-term value.

Together, these promotions demonstrate a depth of leadership experience that will guide H&P into its next phase of growth.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. At June 30, 2025, H&P's fleet included 224 land rigs in the United States, 153 international land rigs and seven offshore platform rigs. For more information, see H&P online at www.hpinc.com.

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Portions of this document may constitute “forward-looking statements” as defined by federal law. Although H&P believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in H&P’s annual and quarterly reports filed with the SEC.

H&P uses its Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at www.hpinc.com. Information on our website is not part of this release.

Investor Relations Contact:
Todd Scruggs
Vice President, Corporate Finance and Treasurer
918-588-2296
Todd.Scruggs@hpinc.com

Media Contact:
Stephanie Higgins
Vice President, Global Communications & Community Relations
918-588-2670
media@hpinc.com